EXHIBIT 3.2

[Explanatory Note: For ease of understanding the Bylaws of Z Trim Holdings, Inc. (the “Company”) as currently in place, the Company consolidated its Bylaws and the subsequent amendments thereto into one composite form, which is reproduced here.]

BYLAWS OF Z TRIM HOLDINGS, INC.
A Corporation of the State of Illinois

ARTICLE I

OFFICES

SECTION 1.1. Illinois Registered Office. The corporation shall continuously maintain in the State of Illinois a registered office and registered agent whose office is identical with such registered office.

SECTION 1. 2. Other Offices. The corporation may have other offices within or without the state.

ARTICLE II

SHAREHOLDERS

SECTION 2.1. Annual Meeting. An annual meeting of the shareholders shall be held at 1:00 p.m. on the 1st day of June for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

SECTION 2.2. Special Meetings. Special meetings of the shareholders may be called either by the president, the board of directors, or by the holders of not less than one-fifth of all outstanding shares of the corporation, for the purpose or purposes stated in the call of the meeting.

SECTION 2.3. Place of Meeting. The board of directors may designate any place the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the corporation's principal address.

SECTION 2.4. Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting or, in the case of a merger, consolidation, share exchange, dissolution, or sale, lease, or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

         SECTION 2.5. Meeting of all Shareholders.  If all of the shareholders shall meet at any time and place either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

         SECTION 2.6. Fixing of Record Date.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders, such date in any case to be not more than sixty days and for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days before the date of such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders shall apply to any adjournment of the meeting.

         SECTION 2.7. Voting Lists. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty days after record date or ten days before each meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original  share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

         SECTION 2.8. Quorum. The holders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by The Business Corporation Act or the Articles of Incorporation. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

         SECTION 2.9. Voting of Shares. Unless otherwise provided in the Articles of Incorporation and subject to the provisions of Section 2.11 of this Article II, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

         SECTION 2.10. Voting of Shares by Certain Holders.

                  (a) Shares held by the corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of  outstanding shares entitled to vote at any given time.

                   (b) Shares registered in the name of another corporation,  domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation.

                   (c) Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor or court appointed guardian, either in person or by proxy, without a transfer of such shares into the name of          such administrator, executor or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

                   (d) Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

                  (e) A shareholder whose shares are pledged shall be entitled  to vote such shares until the shares have been transferred into the  name of the pledgee, and thereafter the pledgee shall be entitled to  vote the shares so transferred.

                  (f) Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the          terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement.  Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

                  (g) Shareholders may provide for the voting of their shares by signing an agreement for that purpose. A voting agreement under this  subsection is not subject to the provisions of subsection (f) above.

         SECTION 2.11. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         SECTION 2.12. Cumulative Voting. Unless otherwise provided in the Articles of Incorporation, in all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

         SECTION 2.13. Inspectors. At any meeting of shareholders, the chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

                   (a) Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

                  (b) Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         SECTION 2.14. Voting by Ballot.  Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

         SECTION 2.15. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed

                  (a) if five days prior notice of the proposed action is given in writing, then to all of the shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, or

                  (b) by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

         SECTION 3.1. General Powers. The business of the corporation shall be managed by, or under the direction of, its board of directors.

         SECTION 3.2. Number, Tenure, Nominations and Qualifications.

(a)  The number of directors of the corporation shall be five.  Each director shall hold office until the next annual meeting of shareholders or, thereafter, until his successor shall have been elected and qualified.  Directors need not be residents of Illinois or shareholders of the corporation.  The number of directors may be increased or decreased from time to time by the amendment of this section, but no decrease shall have the effect of shortening the term of any incumbent director.  A director may resign at any time by giving written notice to the board of directors, its chairman, or to the president or secretary of the corporation.  A resignation is effective when the notice is given unless the notice specifies a future date.  The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

(b) The Nominating Committee shall consist of 2 persons from the Board of Directors. The Committee is responsible for identifying candidates for director nominees through recommendations solicited from other directors, the Company’s Chairman, Chief Executive Officer or other executive officers, through the use of search firms or other advisers, through recommendations submitted by shareholders pursuant to the procedures set forth below in Section 3.2(e) below, or through such other methods as the Nominating Committee deems to be helpful. The members of the Committee shall serve until the adjournment of the next annual meeting of the shareholders, or until their successors are selected. The Committee shall receive recommendations for directors to be elected at the next annual meeting of shareholders, or at any special meeting of shareholders called for that specific purpose.

(c) Once candidates have been identified, the Nominating Committee shall confirm whether the candidates meet all of the independence requirements and minimum qualifications for director nominees, set forth in Section 3.2(f) below, as well as any other criteria set forth in Section 3.2(f) below that the Nominating Committee considers relevant. The Nominating Committee may gather information about candidates through interviews, background checks or any other means that the Nominating Committee deems to be helpful in, and appropriate to, the evaluation process. The Nominating Committee shall then meet to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. There shall be no difference in the manner by which the Nominating Committee evaluate director nominees, whether nominated by the board or by a shareholder.

(d) Based on the results of the evaluation process, the Nominating Committee shall recommend to the board the candidates it has identified and which it has, through its evaluation process, determined to be qualified for serving on the board.

(e) The nominating Committee will consider candidates for director nominees who are submitted by shareholders of the corporation. Shareholders, in submitting recommendations to the Nominating Committee for director candidates, shall follow the following procedures:

(i) The Nominating Committee must receive any such recommendation for nomination by a date not later than the close of business on the 120th calendar day prior to the calendar date the Company’s proxy statement was filed with the Securities and Exchange Commission in connection with the previous year’s annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders; provided, however, that with respect to the corporation’s 2008 annual meeting of shareholders, the Nomination Committee must receive any such recommendation for nomination by April 30, 2008.

(ii) Such recommendation for nomination shall be in writing and shall include the following information: (A) name of shareholder, whether an entity or individual, making the recommendation; (B) a written statement disclosing such shareholder’s beneficial ownership of the corporation’s securities; (C) name of the individual recommended for consideration as a director nominee; (D) a written statement from the shareholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director; (E) a written statement from the shareholder making the recommendation stating how the recommended candidate meets the independence requirements established by the American Stock Exchange or any other requirements adopted by the Corporation; (F) a written statement disclosing the recommended candidate’s beneficial ownership of the corporation’s securities; (G) a written statement disclosing relationships between the recommended candidate and the corporation which may constitute a conflict of interest; and (H) a written statement by the recommended candidate that the candidate is willing and able to serve on the board.

(iii) Nominations may be communicated to the Nomination Committee via U.S. Mail or courier service to the corporation’s primary place of business, attention “Nominating Committee”.

(iv) Once the Nomination Committee properly receives any recommendation for a director nominee, the recommended director nominee shall be evaluated by the Nomination Committee and, if appropriate, may be recommended to the board.

(f) The corporation seeks directors who possess high standards of personal and professional integrity, and have demonstrated business judgment as well as other qualifications and skills described in this Section 3.2(f). The corporation believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities. The Nomination Committee will consider these and other qualifications, skills and attributes when recommending candidates for the board’s selection as nominees for the board. In addition, the board will consider such qualifications, skills and attributes when considering whether to include any particular candidate in the board’s slate of recommended director nominees. Specific weights to particular criteria are not assigned and no particular criterion is a prerequisite for each prospective nominee. Nominees shall not be discriminated against on the basis of race, religion, national origin, gender, disability or any other basis proscribed by law and the board shall consider the diversity of the board.

(i) The composition of the board shall meet the independence requirements promulgated by the American Stock Exchange, or such other requirements as may be adopted by the Corporation.

(ii) The corporation requires its directors to possess certain minimum qualifications, including the following:

(A) Adequate Experience. Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the corporation and should be willing and able to contribute positively to the decision-making process of the corporation.

(B) No Conflicts of Interest. Nominees must be free from any relationship that, in the opinion of the board, would interfere with, or have the appearance of interfering with, the exercise of his or her independent judgment as a member of the board, including any conflicts of interest stemming from his or her institutional or other affiliations, and candidates should be able to act in the interests of all shareholders.

(C) No Prior Bad Acts. Nominees shall not have been convicted of any criminal offense or been subject to any adverse civil judgment in any jurisdiction involving financial crimes, acts involving monies or breach of trust, moral turpitude, misfeasance or malfeasance, or been convicted in any jurisdiction of a crime that is a felony, or been deemed by the board to have violated company policy.

(iii) The corporation also considers the following qualities and skills in its selection of directors: (A) knowledge of the corporation’s business and industry; (B) prior education; (C) demonstrated ability to exercise sound business judgment; (D) reputation for integrity and high moral and ethical character; (E) potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the board as a whole; and (F) diligence and dedication to the success of the corporation.

(g) For candidates who are incumbent directors, the re-nomination of such directors should not be viewed as automatic but should be based on continuing qualification set forth above.

          SECTION 3.3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

          SECTION 3.4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or any one or more directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by them.

          SECTION 3.5. Notice. Notice of any special meeting shall be given at least five days previous thereto by written notice to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 3.6. Quorum. A majority of the number of directors fixed by these bylaws shall constitute a quorum for transaction of business at any meeting of the board of directors, provided that if fewer than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.

         SECTION 3.7. Manner of Acting.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the act of a greater number is required by statute, these bylaws, or the Articles of Incorporation.

         SECTION 3.8. Director Participation in meeting by Telecommunications. A director may participate in a meeting of the board of directors by means of conference telephone or similar communications equipment enabling all directors participating in the meeting to hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         SECTION 3.9. Informal Action by Director. Unless specifically prohibited by the Articles of Incorporation or these bylaws, any action required to be taken at a meeting of the board of directors of the corporation, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matte thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote and may be stated as such in any document filed with the Secretary of State or elsewhere.

         SECTION 3.10. Vacancies. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         SECTION 3.11. Removal of Directors. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

                   (a) No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the  meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

                   (b) In the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

                   (c) If a director is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

         SECTION 3.12. Compensation. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board.  No such payment previously mentioned in this section shall preclude any director from serving the corporation in any other capacity and receiving, compensation therefor.

         SECTION 3.13. Committees.

                   (a) A majority of the directors may create one or more committees and appoint members of the board to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the board.

                    (b) Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum, and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the bylaws or actions by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

                    (c) To the extent specified by the board of directors, each committee may exercise the authority of the board of directors to the extent permitted by law.

         SECTION 3.14. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

OFFICERS

         SECTION 4.1. Number. The officers of the corporation shall be a president, a secretary, a treasurer, if desired, any number of vice presidents, treasurers, assistant treasurers, assistant secretaries, or other officers as may be elected by the board of directors. Any two or more offices may be held by the same person.

         SECTION 4.2. Election and Term of Office. The officers of the corporation shall be elected or appointed annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

         SECTION 4.3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 4.4. Removal. Any officer elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4.5. President. The president shall be the principal executive officer of the corporation. Subject to the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders and of the board of directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these bylaws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

         SECTION 4.6. The Vice-Presidents. The vice-president (or in the event there be more than one vice-president, each of the vice-presidents) shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors. In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice-president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these bylaws, the vice-president (or each of them if there are more than one) may execute for the corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments, which the board of directors has authorized to be executed, and he may accomplish such execution either under or without a seal of the corporation and either individually or with the secretary,. any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. The corporation need not elect a vice-president.

         SECTION 4.7. The Treasurer. The treasurer shall be the principal accounting and financial officer of the corporation. He shall:

                    (a) have charge of and be responsible for the maintenance of adequate books of account for the corporation;

                    (b) have charge and custody of all funds and securities of the corporation, and be responsible therefore and for the receipt and disbursement thereof; and

                    (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

         SECTION 4.8. The Secretary. The secretary shall:

                    (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose;

                    (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

                    (c) be custodian of the corporate records and of the seal of the corporation;

                    (d) keep a register of the post-office address of each shareholder which shall be furnished to the secretary by such shareholder;

                    (e) sign with the president, or a vice-president, or any other officer thereunto authorized by the board of directors,  certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements  of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these bylaws;

                    (f) otherwise certify the bylaws, resolutions of the shareholders and board of directors and committees thereof, and other documents of the corporation as true and correct copies thereof;

                    (g) have general charge of the stock transfer books of the corporation; and

                    (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

         SECTION 4.9. Assistant Treasurers and Assistant Secretaries. The assistant treasurers and assistant secretaries shall perform such duties as  shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of directors. The assistant secretaries may sign with the president, or a vice-president, or any other officer, thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these bylaws. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

         SECTION 4.10. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 5.1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority maybe e general or confined to specific instances.

         SECTION 5.2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 5.3. Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 5.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

ARTICLE VI

SHARES AND THEIR TRANSFER

         SECTION 6.1. Shares Represented by Certificates and Uncertificated Shares. Shares either shall be represented by certificates or shall be uncertificated shares.

                   (a) Certificates representing shares of the corporation shall  be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation or its employee, any other signatures may be facsimile.  Each certificate representing shares shall be consecutively numbered or  otherwise identified and shall also state the name of the person to          whom issued, the number and class of shares (with designation of  series, if any), the date of issue, and that the corporation is organized under Illinois law. If the corporation is authorized to issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law.

                   (b) Unless prohibited by the Articles of Incorporation, the board of directors may provide by resolution that some or all of any class or series of shares shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate has been surrendered to the corporation. Within a reasonable time after issuance or transfer of uncertificated shares, the corporation shall send the registered owner thereof a written           notice of all information that would appear on a certificate. Except  as otherwise expressly provided by law, the rights and obligations of  the holders of uncertificated shares shall be identical to those of the holders of certificates representing shares of the same class and series.

                  (c) The name and address of each shareholder, the number and class of shares held, and the date on which the shares were issued shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

         SECTION 6.2. Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed, the board of directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable, requirements as it may impose.

         SECTION 6.3. Transfers of Shares. Transfer of shares of the corporation shall be recorded on the books of the corporation. Transfer of shares represented by a certificate, except in the case of a lost or destroyed certificate, shall be made on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective. Transfer of an uncertificated share shall be made on receipt by the corporation of an instruction from the registered owner or other appropriate person. The instruction shall be in writing or a communication in such form as may be agreed upon in writing by the corporation.

ARTICLE VII

FISCAL YEAR

         SECTION 7.1. Fixed by Board of Directors. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

ARTICLE VIII

DISTRIBUTIONS

         SECTION 8.1. Declared by Board of Directors.  The board of directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restrictions in its Articles of Incorporation or provided by law.

ARTICLE IX

SEAL

         SECTION 9.1. Force and Effect. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced, provided that the affixing of the corporate seal to an instrument shall not give the instrument additional force or effect, or change the construction thereof, and the use of the corporate seal is not mandatory.

ARTICLE X

WAIVER OF NOTICE

         SECTION 10.1. Waiver in Lieu of Notice. Whenever any notice is required to be given under the provision of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Business Corporation Act of the State of Illinois, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE XI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

         SECTION 11. 1. Power To Hold Harmless. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 11.2. Power to Indemnify Litigant. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses ( including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         SECTION 11.3. Reimbursement Authorized. To the extent that a director, officer, employee, or agent of a corporation has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 11.1 and 11.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         SECTION 11.4. Determination if Reimbursement is Proper. Any indemnification under Sections 11.1 and 11.2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 11.1 or 11.2 above. Such determination shall be made:

                    (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or

                    (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                    (c) by the shareholders.

         SECTION 11.5. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in the Article.

         SECTION 11.6. Non-Exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 11.7. Right to Acquire Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

         SECTION 11.8. Notice to Shareholders. If a corporation has paid indemnity or has advanced expenses to a director, office, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

         SECTION 11.9. "Corporation"; Definition. For purposes of this Article, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

         SECTION 11.10. Miscellaneous Definitions. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Article.

ARTICLE XII

REPAYMENT OF DISALLOWED DEDUCTION

         SECTION 12.1. Full Reimbursement by Officers.  Any payments made to an officer of the corporation such as salary, commission, bonus, interest, rent, medical reimbursement or entertainment expense incurred by him which, for Federal income tax purposes, shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.

         SECTION 12.2. Security for Repayment.  It shall be the duty of the directors, as a board, to enforce payment of such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE XIII

AMENDMENTS

         SECTION 13.1. Determined by Directors. Unless reserved to the shareholders by the Articles of Incorporation, the bylaws of the corporation may be made, altered, amended or repealed by the shareholders or the board of directors, but no bylaw adopted by the shareholders may be altered, amended or repealed by the board of directors if the bylaws so provide. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law or the Articles of Incorporation.